Exhibit 1.4

Blackstone Mortgage Trust, Inc.

$500,000,000 of Class A Common Stock

EQUITY DISTRIBUTION AGREEMENT

Dated: November 14, 2018

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TABLE OF CONTENTS

EXHIBITS

Exhibit A	–	Form of Placement Notice

Exhibit B	–	Authorized Individuals for Placement Notices and Acceptances

Exhibit C	–	Compensation

Exhibit D-1	–	Form of Corporate Opinion of Simpson Thacher & Bartlett LLP

Exhibit D-2	–	Form of Negative Assurance Statement of Simpson Thacher & Bartlett LLP

Exhibit D-3	–	Form of Tax Opinion of Simpson Thacher & Bartlett LLP

Exhibit D-4	–	Form of Corporate Opinion of Venable LLP

Exhibit E-1	–	Officers’ Certificate of the Company

Exhibit E-2	–	Officers’ Certificate of the Manager

Exhibit F	–	Issuer Pricing Free Writing Prospectuses

Exhibit G	–	Qualified REIT Subsidiaries

Exhibit H	–	Taxable REIT Subsidiaries

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Blackstone Mortgage Trust, Inc.

$500,000,000 of Class A Common Stock

EQUITY DISTRIBUTION AGREEMENT

November 14, 2018

Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Blackstone Mortgage Trust, Inc., a Maryland corporation (the “Company”), and BXMT Advisors L.L.C., a Delaware limited liability company (the “Manager”), each, severally and not jointly, confirms its agreement (this “Agreement”) with Keefe, Bruyette & Woods, Inc. (“KBW”), as follows:

SECTION 1. Description of Securities.

The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through KBW, acting as agent and/or principal, shares of the Company’s class A common stock, par value $0.01 per share (the “Common Stock”), having an aggregate sale price of up to $500,000,000 (the “Maximum Amount”). Such shares are hereinafter collectively referred to as the “Securities” and are described in the Prospectus referred to below. Notwithstanding anything to the contrary contained herein, except as set forth in a Placement Notice (as defined below) the parties hereto agree that compliance with the limitations set forth in this Section 1 on the aggregate sale price of the Securities issued and sold under this Agreement shall be the sole responsibility of the Company, and KBW shall have no obligation in connection with such compliance. The issuance and sale of the Securities through KBW will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to offer, sell or issue the Securities.

The Company and the Manager have also entered into separate equity distribution agreements with respect to the Securities (each, an “Alternative Equity Distribution Agreement” and collectively, the “Alternative Equity Distribution Agreements”), each dated as of the date hereof, with Citigroup Global Markets Inc., Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, JMP Securities LLC and Wells Fargo Securities, LLC (each, an “Alternative Placement Agent” and collectively, the “Alternative Placement Agents”, and, together with KBW, the “Agents”). The aggregate offering price of the Securities that may be sold pursuant to this Agreement and the Alternative Equity Distribution Agreements collectively shall not exceed the Maximum Amount.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3 (File No. 333-212769), including a base prospectus, relating to certain securities, including the Securities to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Securities to the base prospectus included as part of such Registration Statement (the “Prospectus Supplement”; provided that, to the extent the Company files with the Commission after the date hereof a new prospectus supplement relating to the Securities, any reference in this Agreement to the “Prospectus Supplement” shall instead be deemed to be a reference to such new prospectus supplement, mutatis mutandis). The Company will furnish to KBW, for use by KBW, copies of the base prospectus included as part of such Registration Statement, as supplemented by the Prospectus Supplement, relating to the Securities. Except where the context otherwise requires, such Registration Statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such Registration Statement pursuant to Rule 430B of the Securities Act, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. To the extent the Company files with the Commission a new registration statement on Form S-3, including a base prospectus, relating to certain securities, including the Securities, any reference in this Agreement to the “Registration Statement” shall instead be deemed to be a reference to such new registration statement, and any reference in this Agreement to the “Prospectus” shall instead be deemed to be a reference to such new base prospectus, in each case, mutatis mutandis. Any reference herein to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be. Any reference herein to the Registration Statement, any Rule 462(b) Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) or any successor system; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433 under the Securities Act, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR.

SECTION 2. Placements.

Each time that the Company wishes to issue and sell the Securities hereunder (each, a “Placement”), it will notify KBW by email notice (or another method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum include the number of Securities to be issued (the “Placement Securities”), the time period during which sales of Securities are requested to be made, any limitation on the number of Securities that may be sold in any one day and any minimum price below which sales of Securities may not be made (a “Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Exhibit A. The Placement Notice shall originate from or at the direction of any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such Exhibit, provided that if a Placement Notice originates from an individual from the Company whose name is not set forth on Exhibit B, such copy shall go to all of the individuals from the Company listed on such Exhibit), and shall be addressed to each of the individuals from KBW set forth on Exhibit B, as such Exhibit B may be amended from time to time by written notice as hereinafter specified to all parties. If KBW wishes to accept such proposed terms included in the

Placement Notice (which it may decline to do so for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, KBW will, prior to 4:30 p.m. (New York City time) on the Business Day (as defined below) following the Business Day on which such Placement Notice is delivered to KBW, issue to the Company a notice by email (or another method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and KBW set forth on Exhibit B) setting forth the terms that KBW is willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or KBW until the Company delivers to KBW an acceptance by email (or another method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Company and KBW set forth on Exhibit B. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of KBW’s acceptance of the terms of the Placement Notice or upon receipt by KBW of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities have been sold, (ii) the time period during which sales were to be made as set forth in the Placement Notice expired, (iii) in accordance with the Placement Notice requirements set forth in the second sentence of this paragraph, the Company terminates the Placement Notice, (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (v) this Agreement has been terminated under the provisions of Section 9 or Section 12 or (vi) either party shall have suspended the sale of the Placement Securities in accordance with Section 4 below. The amount of any discount, commission or other compensation to be paid by the Company to KBW in connection with the sale of the Placement Securities shall be calculated in accordance with the terms set forth in Exhibit C. It is expressly acknowledged and agreed that neither the Company nor KBW will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to KBW and either (i) KBW accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control. The term “Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

SECTION 3. Sale of Placement Securities by KBW.

Subject to the provisions of Section 6(a), KBW, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). KBW will promptly, and in no event later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Securities hereunder, provide written confirmation to the Company setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to KBW pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by KBW (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), KBW may sell Placement Securities by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the New York Stock Exchange (“NYSE”), on any other existing trading market for the Common Stock or to or through a market maker, in block transactions or by any other method permitted by law, at prices related to the prevailing market prices or at negotiated prices. If specified in a Placement Notice (as amended by the corresponding Acceptance, if applicable), KBW may also sell Placement Securities by any other method permitted by law, including but not limited to in privately negotiated transactions. For the purposes hereof, “Trading Day” means any day on which shares of Common Stock are purchased and sold on the principal market on which the Common Stock is listed or quoted and during which there has been no market disruption of, unscheduled closing of or suspension of trading on such principal market.

SECTION 4. Suspension of Sales. The Company or KBW may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend any sale of Placement Securities; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice or any Placement Securities sold under the Alternative Equity Distribution Agreements. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit may be amended from time to time.

SECTION 5. Representations and Warranties.

(i) Representations and Warranties by the Company. The Company represents and warrants to KBW as of (i) the date hereof, (ii) each date on which a Placement Notice becomes effective pursuant to Section 2 hereof, (iii) each Representation Date (as defined herein) on which certificates are required to be delivered pursuant to Section 7(o) of this Agreement, (iv) the time of each sale of any Securities or any securities pursuant to this Agreement (the “Applicable Time”) and (v) each Settlement Date (as defined below), and agrees with KBW, as follows (provided, that the representations and warranties of the Company set forth in Section 5(36)(ii) are only made as of the date hereof):

(1) The Securities have been duly registered under the Securities Act pursuant to the Registration Statement. The Registration Statement has become effective under the Securities Act, or, with respect to any registration statement to be filed to register the offer and sale of the Securities pursuant to Rule 462(b) under the Securities Act, including the documents incorporated by reference therein (a “Rule 462(b) Registration Statement”), will be filed with the Commission and become effective under the Securities Act prior to the time of any sale of Securities pursuant to such Rule 462(b) Registration Statement, and no stop order preventing or suspending the use of any base prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus (as defined below), or the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became or becomes effective and as of the date hereof, the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act. The conditions for the use of Form S-3, as set forth in the General Instructions thereto, have been complied with and the Registration Statement meets, and the offering and sale of the Securities as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act (including without limitation, Rule 415(a)(5)). The initial effective date of the Registration Statement was not earlier than the date three years before the date of this Agreement. The Registration Statement, as of the date hereof and each effective date with respect thereto, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, as of their respective dates, and at each Applicable Time and Settlement Date, as the case may be, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties set forth in the immediately preceding paragraph shall not apply to statements in or omissions from the Registration Statement or the Prospectus, as amended or supplemented, made in reliance upon and in conformity with information furnished to the Company in writing by KBW expressly for use therein, it being understood and agreed that the only such information furnished by KBW consists of the information described as such in Section 10(b) hereof.

The copies of the Registration Statement and any Rule 462(b) Registration Statement and any amendments thereto, any other preliminary prospectus, each Issuer Free Writing Prospectus (as defined below) that is required to be filed with the Commission pursuant to Rule 433 under the Securities Act and the Prospectus and any amendments or supplements thereto delivered and to be delivered to KBW (electronically or otherwise) in connection with the offering of the Securities were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.    For purposes of this Agreement, references to the “delivery” or “furnishing” of any of the foregoing documents to KBW, and any similar terms, include, without limitation, electronic delivery. “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) under the Securities Act whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit F hereto, in each case in the form furnished (electronically or otherwise) to KBW for use in connection with the offering of the Securities.

Each Issuer Free Writing Prospectus relating to the Securities, as of its issue date and as of each Applicable Time and Settlement Date, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified; each Issuer Free Writing Prospectus, as supplemented by and taken together with the Prospectus, as of its issue date and as of the Applicable Time and Settlement Date, did not, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances, prevailing at that time, not misleading. The foregoing sentence does not apply to statements in or omissions from any issuer free writing prospectus based upon and in conformity with written information furnished to the Company by KBW specifically for use therein, it being understood and agreed that the only such information furnished by KBW consists of the information described as such in Section 10(b) hereof.

Each document incorporated by reference in the Registration Statement or the Prospectus heretofore filed, when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act, and any further documents so filed and incorporated after the date of this Agreement will, when they are filed, conform in all material respects with the requirements of the Exchange Act; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(2) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus) and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(3) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities Act and (ii) as of the execution time of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an “ineligible issuer” (as defined in Rule 405).

(4) The Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, (ii) has full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement and the Prospectus, and to enter into and perform its obligations under this Agreement, and (iii) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except in the case of clauses (ii) and (iii), where the failure to have such power and authority or to be so qualified or in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(5) Each subsidiary of the Company (i) has been duly formed and is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized, (ii) has full corporate, limited liability company or limited partnership, as applicable, power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement and the Prospectus, and (iii) is duly qualified to do business as a foreign corporation, limited liability company or limited partnership, as the case may be, and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to have such power and authority or to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect.

(6) All the outstanding shares of capital stock or other ownership interests of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and, except as otherwise set forth in or contemplated in the Registration Statement and the Prospectus, all outstanding shares of capital stock or other ownership interests of the Company’s subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, mortgages, pledges, liens, encumbrances or other restrictions of any kind (collectively, “Liens”). Except as set forth in the Registration Statement and the Prospectus, there are no outstanding options, warrants or other rights to purchase or agreements to issue, or rights to convert any obligations into or exchange any securities or interests for capital stock or other ownership interests of any subsidiary of the Company.

(7) The Company’s authorized equity capitalization is as set forth in the Registration Statement and the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus; the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the Securities to be sold by the Company pursuant to this Agreement and any Alternative Equity Distribution Agreement have been duly and validly authorized, and, when issued and delivered to and paid for pursuant to the terms of this Agreement or any Alternative Equity Distribution Agreement, will be fully paid and non-assessable; the Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the NYSE; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; except as set forth in the Registration Statement and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding. No holder of the Securities will be subject to personal liability for obligations of the Company solely by reason of being such a holder. The Company does not have any outstanding debt or preferred equity securities that are rated by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the Exchange Act).

(8) There is no franchise, contract or other document of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required; and the statements included or incorporated by reference in the Registration Statement and the Prospectus under the headings “Summary,” “Risk Factors,” “Description of Capital Stock,” and “Material United States Federal Income Tax Considerations,” and the statements in the Registration Statement under Item 15, insofar in all cases, as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are true and correct summaries of such legal matters, agreements, documents or proceedings in all material respects.

(9) This Agreement has been duly authorized, executed and delivered by the Company.

(10) Each of the Second Amended and Restated Management Agreement, dated as of October 23, 2014, as amended (the “Management Agreement”), between the Company and the Manager, and the Amended and Restated Trademark License Agreement, dated as of December 21, 2017, between the Company and Blackstone TM L.L.C., an affiliate of The

Blackstone Group L.P., pursuant to which, among other things, Blackstone TM L.L.C. granted to the Company a non-exclusive, royalty free license to use the names “Blackstone” and “BXMT” (the “License Agreement” and, together with this Agreement and the Management Agreement, the “Transaction Agreements”), constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity).

(11) The Company is not and, solely after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will not be, subject to registration and regulation as an “investment company” as defined in the Investment Company Act of 1940, as amended.

(12) No consent, approval, authorization, filing with, registration, or order of any court or governmental agency or body is necessary or required for the performance by the Company of its obligations hereunder in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or may be required under the Securities Act and such as may be required under the blue sky laws of any jurisdiction in which the Securities are being offered by KBW.

(13) The execution, delivery and performance of this Agreement by the Company (including the issuance and sale of the Securities), the performance of the Transaction Agreements by the Company, the consummation of the transactions contemplated herein and therein and in the Prospectus and the compliance by the Company with its obligations hereunder and thereunder does not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach or violation of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or bylaws or similar organizational documents of the Company or the organizational or other governing documents of any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, except as would not reasonably be expected to have a Material Adverse Effect and would not reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except as would not reasonably be expected to have a Material Adverse Effect and would not reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(14) Except as set forth in the Registration Statement and the Prospectus and which have been waived, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement or under the Securities Act.

(15) The consolidated historical financial statements and schedules, including the notes thereto, of the Company and its consolidated subsidiaries, filed with the Commission as part of or incorporated by reference in the Registration Statement, and included or incorporated by reference in the Prospectus, present fairly, in all material respects, the financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods indicated, comply as to form, in all material respects, with the applicable accounting requirements of the Securities Act and the Exchange Act and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Selected Financial Data” incorporated by reference in the Registration Statement and the Prospectus fairly present in all material respects, on the basis stated therein, the information included therein. All non-GAAP financial information incorporated by reference in the Registration Statement and the Prospectus complies with the requirements of Regulation G and Item 10 of Regulation S-K under the Securities Act in all material respects. Except as disclosed in the Registration Statement and the Prospectus, there are no material off-balance sheet arrangements (as defined in Regulation S-K under the Securities Act, Item 303(a)(4)(ii)) or any other relationships with unconsolidated entities or other persons, that may have a material current or, to the Company’s knowledge, material future effect on the Company’s consolidated financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses. No other financial statements or schedules are required to be included or incorporated by reference in the Registration Statement and the Prospectus. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(16) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened, against the Company or any subsidiary that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement and the Prospectus (exclusive of any supplement thereto).

(17) The Company and its subsidiaries have good and marketable title to all real property owned by any of them and good and marketable title to all other properties owned by any of them, in each case, free and clear of all Liens except such as (a) are set forth in or contemplated in the Registration Statement or the Prospectus or (b) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all real property, buildings and other improvements, and all equipment and other property held under lease or sublease by the Company or any of its subsidiaries is held by them under valid, subsisting and enforceable leases or subleases, as the case may be, except such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and all such leases and subleases are in full force and effect in all material respects; and neither the Company nor any of its subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above or affecting or questioning the rights of the Company or any of its subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease except for such claims which, if successfully asserted against the Company or any of its subsidiaries, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries have good and marketable title to the portfolio of commercial real estate loans described in the Registration Statement and the Prospectus, except for those commercial real estate loans that have nominally been transferred to a lender/buyer counterparty pursuant to a master repurchase agreement, in respect of which the Company has a binding and enforceable right to repurchase such loans from such lender/buyer counterparty, subject to and in accordance with the terms of that repurchase agreement.

(18) The Company and its subsidiaries own, possess, license or have other rights to use all patents, patent applications, trademarks and service marks, trademark and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) reasonably necessary for the conduct of their respective businesses as now conducted or as proposed in the Registration Statement and the Prospectus to be conducted, except where the failure to own, possess, license or have other rights to use such Intellectual Property would not reasonably be expected to have a Material Adverse Effect. Except as set forth in or contemplated in the Registration Statement and the Prospectus, and as would not reasonably be expected to have a Material Adverse Effect, (i) to the Company’s knowledge, the conduct of its business and the businesses of its subsidiaries does not infringe the rights of any third parties, (ii) to the Company’s knowledge, there is no infringement by third parties of any such Intellectual Property, (iii) there is no pending, or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any reasonable basis for any such claim and (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any reasonable basis for any such claim.

(19) Neither the Company nor any of its subsidiaries is in violation or default of (i) any provision of its charter, bylaws or other organizational or governing documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except under subsections (ii) or (iii) for any violation or default which would not reasonably be expected to have a Material Adverse Effect.

(20) Deloitte & Touche LLP, who have certified the financial statements and supporting schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus, and delivered their reports with respect to such audited consolidated financial statements and schedules included or incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Securities Act.

(21) The Company and each of its subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material

Adverse Effect and except as set forth in or contemplated in the Registration Statement and the Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement and the Prospectus (exclusive of any supplement thereto).

(22) Neither the Company nor, to the knowledge of the Company, any employer of any officers, investment professionals or other key persons of the Company named in the Registration Statement and the Prospectus (each, a “Company-Focused Professional”) has been notified that any such Company-Focused Professional plans to terminate his or her employment or association with his or her employer. Neither the Company nor, to the Company’s knowledge, any Company-Focused Professional is subject to any non-competition, non-disclosure, confidentiality, employment, consulting or similar agreement that would be violated by the business activities of the Company as described in the Registration Statement and the Prospectus. The Company does not have any employees. No subsidiary of the Company has any employees.

(23) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement and the Prospectus (exclusive of any supplement thereto).

(24) Neither the Company nor any of its subsidiaries is a party to or otherwise bound by any instrument or agreements that limits or prohibits (whether with or without the giving of notice or the passage of time or both), directly or indirectly, the Company from paying any dividends or making other distributions on its capital stock, and no subsidiary of the Company is a party to or otherwise bound by any instrument or agreements that limits or prohibits (whether with or without the giving of notice or the passage of time or both), directly or indirectly, any subsidiary of the Company from paying any dividends or making other distributions on its capital stock, limited or general partnership interests, limited liability company interests, or other equity interest, as the case may be, or from repaying any loans or advances from, or (except for instruments or agreements that by their express terms prohibit the transfer or assignment thereof or of any rights thereunder) transferring any of its properties or assets to, the Company or any other subsidiary, in each case except (i) as set forth in or contemplated in the Registration Statement and the Prospectus and (ii) as would not reasonably be expected to have a Material Adverse Effect.

(25) The Company and its subsidiaries possess such licenses, certificates, permits and other authorizations issued by all applicable federal, state, local or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure to possess such license, certificate, permit or other authorization would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement and the Prospectus (exclusive of any supplement thereto).

(26) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(27) The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(28) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(29) Except as set forth in or contemplated in the Registration Statement and the Prospectus, or except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened, administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order by any governmental body or agency for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries under any Environmental Laws.

(30) Except as would not reasonably be expected to have a Material Adverse Effect, (i) no “prohibited transaction” as defined under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) and not exempt under Section 408 of ERISA and the regulations and published interpretations thereunder has occurred or is reasonably expected to occur (including upon the execution and delivery of this Agreement) with respect to any “employee benefit plan” (as defined in Section 3(3) ERISA, each an “Employee Benefit Plan”)) maintained by the Company or its subsidiaries, (ii) the Company does not have any obligations under any collective bargaining agreement with any union and no organization efforts are underway with respect to Company employees, (iii) each Employee Benefit Plan maintained by the Company or any of its ERISA Affiliates which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination or opinion letter from the Internal Revenue Service that such plan is so qualified, and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification, (iv) neither the Company nor any of its ERISA Affiliates maintains or is required to contribute to an employee welfare plan which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA) or as otherwise required by applicable law), (v) neither the Company nor any of its ERISA Affiliates has maintained, sponsored, contributed to or otherwise incurred any liability or obligation under any employee benefit plan within the meaning of Section 3(3) of ERISA that is subject to Section 412 of the Code or Section 302 or Title IV of ERISA, and neither the Company nor any of its ERISA Affiliates maintains or contributes to or has otherwise incurred any liability or obligation under any “multiemployer plan” as defined in Section 3(37) of ERISA and (vi) none of the Company, any of its subsidiaries or any of their Employee Benefit Plans is the subject of an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the PBGC or any other federal or state governmental agency relating to any Employee Benefit Plan or is the subject of any lawsuit, arbitration, mediation or other claim relating to any Employee Benefit Plan (other than claims for benefits submitted in the ordinary course). For the purpose of this paragraph, an ERISA Affiliate means any member of the company’s controlled group as defined in Code Section 414(b), (c), (m) or (o).

(31) The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”).

(32) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, any officer of the Manager, or any employee of The Blackstone Group L.P. or any of its direct or indirect subsidiaries (including the Manager) (collectively, “Blackstone”), in each case acting on behalf of the Company or any of its subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates and Blackstone acting on behalf of the Company or any of its subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. The Company and its subsidiaries and, to the knowledge of the Company, its affiliates and Blackstone acting on behalf of the Company or any of its subsidiaries, have conducted their businesses in compliance with, to the extent applicable to the Company and its subsidiaries, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance therewith.

(33) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(34) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, any officer of the Manager, or any employee of Blackstone, in each case acting on behalf of the Company or any of its subsidiaries (i) is currently subject to any Sanctions (as defined below), (ii) is, in the case of an entity, organized or located in, or in the case of an individual, residing in any country or territory to the extent that such country or territory itself is the subject of any Sanction (a “Designated Jurisdiction”), or (iii) is knowingly engaged in any transaction with any person who is the subject of Sanctions or who is, in the case of an entity, organized or located in, or in the case of an individual, residing in any Designated Jurisdiction. The Company will not knowingly directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute, provide or otherwise make available such proceeds, for the purpose of funding any activity or business in any Designated Jurisdiction or funding any activity or business of any entity organized or located in, or any individual residing in, any Designated Jurisdiction or any person who is the subject of any Sanctions, or in any other manner that will result in any violation by any person (including any Agent) of Sanctions. As used herein, “Sanction(s)” means any economic or trade sanction administered or enforced by the United States Government (including without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

(35) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, executive officers, or stockholders of the Company on the other hand, which is required to be described in the Registration Statement and the Prospectus and which is not so described.

(36) (i) Commencing with its taxable year ended December 31, 2003, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code and all applicable regulations under the Code, and its form of organization and proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code and all applicable regulations under the Code. The Company presently intends to continue to qualify as a REIT under the Code and all applicable regulations under the Code for all subsequent years, and the Company, after reasonable inquiry and diligence, does not know of any event that would reasonably be expected to cause the Company to fail to qualify as a REIT at any time. Each of the Company’s corporate subsidiaries that has elected, together with the Company, to be a taxable REIT subsidiary is in compliance with all requirements applicable to a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code and all applicable regulations under the Code, and the Company, after reasonable inquiry and diligence, is not aware of any fact that could negatively impact such qualification. Each of the Company’s corporate subsidiaries (or subsidiaries taxable as corporations for U.S. federal income tax purposes) that is not a “taxable REIT subsidiary” is a REIT or “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code and all applicable regulations under the Code. (ii) The entities listed on Exhibit G hereto are wholly-owned subsidiaries of the Company that are “qualified REIT subsidiaries” within the meaning of Section 856(i) of the Code. The Company has no other “qualified REIT subsidiaries.” The entities listed on Exhibit H hereto are subsidiaries of the Company that are “taxable REIT subsidiaries” within the meaning of Section 856(l) of the Code. The Company has no other “taxable REIT subsidiaries.”

(37) With respect to the offering contemplated by this Agreement, the Company will not offer shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of the Common Stock in a manner in violation of the Securities Act; and the Company will not distribute any offering materials in connection with the offer and sale of the Securities, other than the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus and any amendments or supplements thereto.

(38) The statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(39) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(40) To enable KBW to rely on Rule 5110(b)(7)(C)(i) of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the Company represents that, as of the date of this Agreement, the Company (i) has a non-affiliate, public common equity float of at least $150 million or a non-affiliate, public common equity float of at least $100 million and annual trading volume of at least three million shares; (ii) has been subject to the reporting requirements of Section 12 or 15(d) of the Exchange Act and has filed all material required to be filed pursuant to Sections 13, 14 or 15(d) of the Exchange Act for a period of at least 36 calendar months immediately preceding (A) the filing of the Registration Statement with the Commission and (B) the date of this Agreement; and (iii) has filed in a timely manner all reports required to be filed during the 12 calendar months and any portion of a month immediately preceding (A) the filing of the Registration Statement with the Commission and (B) the date of this Agreement.

(41) The Company acknowledges and agrees that KBW has informed the Company that KBW may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell shares of Common Stock for its own account while this Agreement is in effect, and shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by KBW in the Placement Notice (as amended by the corresponding Acceptance, if applicable); provided, that no such purchase or sales shall take place while a Placement Notice is in effect (except (i) as agreed by KBW in the Placement Notice (as amended by the corresponding Acceptance, if applicable) or (ii) to the extent KBW may engage in sales of Placement Securities purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity).

(42) The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities or (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities (other than pursuant to this Agreement and the Alternative Equity Distribution Agreements).

(ii) Representations and Warranties by the Manager. The Manager represents and warrants to KBW as of (i) the date hereof, (ii) each date on which a Placement Notice becomes effective pursuant to Section 2 hereof, (iii) each Representation Date (as defined herein) on which certificates are required to be delivered pursuant to Section 7(o) of this Agreement, (iv) each Applicable Time and (v) each Settlement Date, and agrees with KBW, as follows:

(1)    The information regarding Blackstone and its affiliates (other than the Company) in the Registration Statement and the Prospectus (such information, the “Manager Information”) is true and correct in all material respects. As of the date of this Agreement, the Manager has no plan or intention to materially alter its investment allocation policy with respect to the Company as described in the Registration Statement and the Prospectus.

(2) The Manager (i) has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, (ii) has limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement and the Management Agreement, and (iii) is duly qualified to do business as a foreign limited liability company and is in good standing in each jurisdiction which requires such qualification, except in the cases of clauses (ii) and (iii) where the failure to have such power or authority or to be so qualified or to be in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business prospects, earnings, business or properties of the Manager and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Manager Material Adverse Effect”).

(3) This Agreement has been duly authorized, executed and delivered by the Manager.

(4) The Management Agreement has been duly authorized, executed and delivered by the Manager. The Management Agreement constitutes a valid and binding agreement of the Manager enforceable against the Manager in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity).

(5) The Manager is not (i) in violation of its certificate of formation or its limited liability company agreement or (ii) in default in the performance or observance of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, except in the case of clause (ii) for any default which would not, individually or in the aggregate, reasonably be expected to have a Manager Material Adverse Effect; and the execution, delivery and performance of this Agreement by the Manager, the performance of the Management Agreement by the Manager and the consummation of the transactions contemplated herein and therein and in the Registration Statement and the Prospectus and compliance by the Manager with its obligations hereunder and thereunder does not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach or violation of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Manager pursuant to (i) the certificate of formation or limited liability company agreement of the Manager, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Manager is a party or is bound or to which any of its property or assets is subject, except as would not, individually or in the aggregate, reasonably be expected to have a Manager Material Adverse Effect and would not reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Manager or any of its properties, except as would not reasonably be expected to have a Manager Material Adverse Effect and would not reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby.

(6) Except as set forth in or contemplated in the Registration Statement or the Prospectus, (a) there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Manager, threatened, against or affecting the Manager that would, individually or in the aggregate, reasonably be expected to have a Manager Material Adverse Effect, or that would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement and the Management Agreement or the performance by the Manager of its obligations hereunder or thereunder; and (b) the aggregate of all pending legal or governmental proceedings to which the Manager is a party or of which any of its property or assets is the subject, including ordinary routine litigation incidental to the business, would not, individually or in the aggregate, reasonably be expected to have a Manager Material Adverse Effect.

(7) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Manager of its obligations hereunder, in connection with the offering or the consummation of the transactions contemplated by this Agreement and the Management Agreement, except such as have been already obtained or made or as may be required under the Securities Act or the blue sky laws of any jurisdiction in which the Securities are being offered by KBW.

(8) The Manager has not been notified that any of its executive officers plans to terminate his, her or their employment with his, her or their current employer, except where such termination would not reasonably be expected to have a Manager Material Adverse Effect. Neither the Manager nor any executive officer or key employee of the Manager, is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Manager as described in the Registration Statement and the Prospectus, except where such violation would not reasonably be expected to have a Manager Material Adverse Effect.

(9) The Manager operates a system of internal controls sufficient to provide reasonable assurances that (A) transactions that may be effectuated by it on behalf of the Company pursuant to its duties set forth in the Management Agreement will be executed in accordance with management’s general or specific authorization and (B) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization.

(10) Except as set forth in or contemplated in the Registration Statement and the Prospectus, since its formation, there has not been any material adverse change in or affecting the business prospects, earnings, business or properties of the Manager or that could prevent the Manager from carrying out its obligations under this Agreement or the Management Agreement.

(11) The Manager has not taken, and will not take, directly or indirectly, any action designed to or that has constituted or that would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(12) With respect to the offering contemplated by this Agreement, the Manager will not distribute any offering materials in connection with the offer and sale of the Securities, other than the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus and any amendments or supplements thereto.

(13) The Manager is registered with the Commission as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Manager has filed a Form ADV with the Commission, and the Manager is not prohibited by the Advisers Act or the rules and regulations thereunder from performing its obligations under the Management Agreement as described in the Registration Statement and the Prospectus.

(14) The Manager is not aware of and has not taken any action, directly or indirectly, that would result in a violation of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Manager has conducted its businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(15) The operations of the Manager are and have been conducted at all times in material compliance with the Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Manager with respect to the Money Laundering Laws is pending or, to the knowledge of the Manager, threatened.

(b) Certificates. Any certificate signed by any officer of the Company delivered to KBW or to counsel for KBW pursuant to the terms or provisions of this Agreement shall be deemed a representation and warranty by the Company to KBW as to the matters covered thereby. Any certificate signed by any officer of the Manager delivered to KBW or to counsel for KBW pursuant to the terms or provisions of this Agreement shall be deemed a representation and warranty by the Manager to KBW as to the matters covered thereby.

SECTION 6. Sale and Delivery to KBW; Settlement.

(a) Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon KBW’s acceptance of the terms of a Placement Notice or upon receipt by KBW of an Acceptance, as the case may be, and unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, KBW, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Company acknowledges and agrees that (i) there can be no assurance that KBW will be successful in selling Placement Securities, (ii) KBW will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Securities for any reason other than a failure by KBW to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Section 6, and (iii) KBW shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by KBW in the Placement Notice (as amended by the corresponding Acceptance, if applicable) or otherwise in writing.

(b) Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Placement Securities will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate sales price received by KBW at which such Placement Securities were sold, after deduction for (i) KBW’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to KBW hereunder pursuant to Section 8(a) hereof and (iii) any transaction fees imposed by any governmental, regulatory or self-regulatory organization in respect of such sales.

(c) Delivery of Placement Securities. On or before each Settlement Date, concurrently with the receipt by the Company of the Net Proceeds due to the Company in respect of such Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting KBW’s or its designee’s account (provided KBW shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, KBW will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date, the Company agrees that, in addition to and in no way limiting the rights and obligations set forth in Section 10(a) hereof, it will (i) hold KBW harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent and (ii) pay to KBW any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d) Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Securities, if after giving effect to the sale of such Securities, the aggregate offering price of the Securities sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Securities under the Alternative Equity Distribution Agreements, the Maximum Amount,

(B) the amount available for offer and sale under the currently effective Registration Statement and (C) the amount authorized from time to time to be issued and sold under this Agreement and the Alternative Equity Distribution Agreements by the Company and notified to KBW in writing. Under no circumstances shall the aggregate offering price of Securities sold pursuant to this Agreement and the Alternative Equity Distribution Agreements, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement and the Alternative Equity Distribution Agreements, exceed the Maximum Amount.

(e) The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Securities by the Company pursuant to this Agreement or the Alternative Equity Distribution Agreements shall only be effected by or through only one of the Agents on any single given day, but in no event by more than one Agent, and the Company shall in no event request that more than one Agent sell Securities on the same day; provided, however, that the foregoing limitation shall only apply with respect to an agency transaction. In addition, the Company shall in no event request that more than one Agent sell Securities on the same day in a principal transaction without providing notice (which notice may be by email) to the other Agents who are also engaged to sell Securities in a principal transaction pursuant to the Alternative Equity Distribution Agreements.

SECTION 7. Covenants.

(i) The Company covenants with KBW as follows:

(a) Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by KBW under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify KBW promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon KBW’s request, any amendments or supplements to the Registration Statement or Prospectus that, in KBW’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Securities by KBW (provided, however, that the failure of KBW to make such request shall not relieve the Company of any obligation or liability hereunder, or affect KBW’s right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating specifically to the Placement Securities or a security convertible into the Placement Securities (which shall not include amendments or supplements relating generally to Common Stock or securities convertible into Common Stock) unless a copy thereof has been submitted to KBW within a reasonable period of time before the filing and KBW has not promptly and reasonably objected thereto (provided, however, that the failure of KBW to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect KBW’s right to rely on the representations and warranties made by the Company in this Agreement) and the Company will furnish to KBW at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act).

(b) Notice of Commission Stop Orders. The Company will advise KBW, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will make every reasonable effort to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(c) Delivery of Registration Statement and Prospectus. Except to the extent such documents have been publicly filed with the Commission pursuant to EDGAR, the Company will furnish to KBW and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any period in which a Prospectus relating to the Placement Securities is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities and at such locations as KBW may from time to time reasonably request.

(d) Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Placement Securities (including, without limitation, pursuant to Rule 172 under the Securities Act), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for KBW or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify KBW to suspend the offering of Placement Securities during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to KBW such number of copies of such amendment or supplement as KBW may reasonably request. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or included, includes or would include an untrue statement of a material fact or together with the Prospectus omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify KBW to suspend the offering of Placement Securities during such period and the Company will, subject to Section 7(a) hereof, promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e) Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with KBW, to qualify the Placement Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as KBW may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Securities (but in no event for less than one year from the date of this Agreement).

(f) Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to KBW the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(h) Listing. During any period in which the Prospectus relating to the Placement Securities is required to be delivered by KBW under the Securities Act with respect to a pending sale of the Placement Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Securities to be listed on the NYSE.

(i) Filings with the NYSE. The Company will timely file with the NYSE all material documents and notices required by the NYSE of companies that have securities traded on the NYSE.

(j) Reporting Requirements. The Company, during any period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(k) Notice of Other Sales. During the pendency of any Placement Notice (as amended by the corresponding Acceptance, if applicable) given hereunder, the Company shall provide KBW notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Placement Securities offered pursuant to the provisions of this Agreement or the Alternative Equity Distribution Agreements) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of restricted stock, Common Stock, options to purchase Common Stock, or Common Stock issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement described in the Prospectus, (ii) issuance of securities in connection with an acquisition, merger or sale or purchase of assets described in the Prospectus, (iii) issuance of shares of Common Stock issuable upon the conversion of securities outstanding as of the date of this Agreement or (iv) issuance or sale of Common Stock pursuant to any dividend reinvestment or direct stock purchase plan that the Company has in effect or may adopt from time to time, provided the implementation of such new plan is disclosed to KBW in advance.

(l) Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Securities, advise KBW promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to KBW pursuant to this Agreement during such fiscal quarter.

(m) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by KBW or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as KBW may reasonably request.

(n) Disclosure of Sales. The Company will, if applicable, disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of Placement Securities sold through KBW and the Alternative Placement Agents during the most recent fiscal quarter, the Net Proceeds to the Company and the compensation paid or payable by the Company to KBW and the Alternative Placement Agents with respect to such Placement Securities.

(o) Representation Dates; Certificates. On or prior to the date that the Securities are first sold pursuant to the terms of this Agreement and:

(1) each time the Company files the Prospectus relating to the Placement Securities or amends or supplements the Registration Statement (other than a prospectus supplement relating solely to an offering of securities other than the Placement Securities) or the Prospectus relating to the Placement Securities by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Securities;

(2) each time the Company files an annual report on Form 10-K under the Exchange Act;

(3) each time the Company files a quarterly report on Form 10-Q under the Exchange Act; or

(4) each time the Company files a current report on Form 8-K containing amended financial information (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K) under the Exchange Act (each such date of filing of one or more of the documents referred to in clauses (1) through (4) shall be a “Representation Date”);

the Company and the Manager shall furnish KBW with certificates, in the form attached hereto as Exhibits E-1 and E-2, within three (3) Trading Days of any Representation Date. The requirement to provide certificates under this Section 7(o) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any

Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities following a Representation Date when the Company relied on such waiver and did not provide KBW with certificates under this Section 7(o), then before the Company delivers the Placement Notice or KBW sells any Placement Securities, the Company shall provide KBW with certificates, in the form attached hereto as Exhibits E-1 and E-2, dated the date of the Placement Notice.

(p) Legal Opinions. On or prior to the date that the Securities are first sold pursuant to the terms of this Agreement and within three (3) Trading Days after each Representation Date (excluding Representation Dates with regard to the time the Company files its quarterly reports on Form 10-Q if and only if the Company has consummated an underwritten public offering of Common Stock (the “Prior Underwritten Offering”) within 30 days prior or subsequent to the filing of such quarterly report on Form 10-Q and customary legal opinions for an underwritten offering were delivered to the underwriters in connection with such Prior Underwritten Offering) with respect to which the Company is obligated to deliver certificates in the form attached hereto as Exhibits E-1 and E-2 for which no waiver is applicable, the Company shall cause to be furnished to KBW written opinions of each of Simpson Thacher & Bartlett LLP and Venable LLP, counsel to the Company and/or the Manager, as the case may be (“Blackstone Counsel”), or other counsel selected by the Company, in form and substance reasonably satisfactory to KBW and its counsel, dated the date that the opinions are required to be delivered, substantially similar to the form attached hereto as Exhibits D-1, D-2, D-3 and D-4 and (ii), unless waived by KBW, a written opinion of Paul Hastings LLP, counsel to KBW (“Counsel to KBW”), or other counsel satisfactory to KBW, in form and substance reasonably satisfactory to KBW, dated the date that the opinion is required to be delivered; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish KBW with a letter (a “Reliance Letter”) to the effect that KBW may rely on a prior opinion delivered under this Section 7(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date). In rendering their opinion as aforesaid, Counsel to KBW may rely upon an opinion, dated the date such opinion is required to be delivered, of Venable LLP, as to matters governed by Maryland law, or such other counsel satisfactory to KBW.

(q) Comfort Letters. On or prior to the date that the Securities are first sold pursuant to the terms of this Agreement and within three (3) Trading Days after each Representation Date (excluding Representation Dates with regard to the time the Company files its quarterly reports on Form 10-Q if and only if the Company has consummated a Prior Underwritten Offering within 30 days prior or subsequent to the filing of such quarterly report on Form 10-Q and customary comfort letters for an underwritten offering were delivered to the underwriters in connection with such Prior Underwritten Offering) with respect to which the Company is obligated to deliver certificates in the form attached hereto as Exhibits E-1 and E-2 for which no waiver is applicable, the Company shall cause its independent accountants to furnish KBW letters (the “Comfort Letters”), dated the date the Comfort Letters are delivered, in form and substance satisfactory to KBW, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letters, the “Initial Comfort Letters”) and (iii) updating the Initial Comfort Letters with any information that would have been included in the Initial Comfort Letters had they been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letters.

(r) Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than KBW; provided, however, that the Company may bid for and purchase its Common Stock in accordance with Rule 10b-18 under the Exchange Act; and provided further, that no such bids or purchases shall be made by the Company during the three (3) Trading Days before or after any sale of any Securities pursuant to this Agreement.

(s) Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined under the Investment Company Act of 1940, as amended.

(t) Securities Act and Exchange Act. The Company will use commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Securities as contemplated by the provisions hereof and the Prospectus.

(u) No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and KBW in its capacity as principal or agent hereunder, the Company (including its agents and representatives) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Securities to be sold by KBW as principal or agent hereunder.

(v) Sarbanes-Oxley Act. The Company and its subsidiaries will use commercially reasonable efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(w) Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Stock, it shall promptly notify KBW and sales of the Placement Securities under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(x) Material Non-Public Information. Notwithstanding any other provision of this Agreement, the Company shall not request the sale of any Securities and the Agents shall not be obligated to sell or offer to sell any Securities, during any period in which the Company is in possession of material non-public information with respect to the Company.

(y) REIT Qualification. The Company will use its reasonable best efforts to continue to meet the requirements to qualify as a REIT under the Code.

(ii) The Manager covenants with KBW as follows:

(a) The Manager will not take, directly or indirectly, any actions designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(b) During the period when a prospectus is required (or but for the exception afforded by Rule 172 would be required) to be delivered under the Act or the Exchange Act, it shall notify KBW and the Company of the occurrence of any material events regarding the Manager’s activities, affairs or condition, financial or otherwise, and the Manager will forthwith supply such information to the Company as shall be necessary in the opinion of counsel to the Company and KBW for the Company to prepare any necessary amendment or supplement to the Prospectus so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading.

SECTION 8. Payment of Expenses.

(a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the word processing, printing and delivery to KBW of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Securities, (iii) the preparation, issuance and delivery of the certificates for the Placement Securities to KBW, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Securities to KBW, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Placement Securities under securities laws in accordance with the provisions of Section 7(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for KBW in connection therewith and in connection with the preparation of the Blue Sky survey and any supplements thereto (not to exceed $10,000), (vi) the printing and delivery to KBW of copies of any permitted Free Writing Prospectus and the Prospectus and any amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection thereto and any costs associated with electronic delivery of any of the foregoing by KBW to investors, (vii) the fees and expenses of the transfer agent and registrar for the Securities, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to KBW in connection with, the review by FINRA of the terms of the sale of the Securities (not to exceed $10,000), and (ix) the fees and expenses incurred in connection with the listing of the Placement Securities on the NYSE.

(b) Termination of Agreement. If this Agreement is terminated by KBW in accordance with the provisions of Section 9 or Section 12(a)(i) hereof or by the Company pursuant to Section 12(b) hereof, the Company shall reimburse KBW for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for KBW in an amount not to exceed $15,000; provided, however, that if a number of Securities having an aggregate sale price of $10,000,000 have been offered and sold under this Agreement prior to such termination, the Company shall not be responsible for the reimbursement contemplated by this Section 8(b).

SECTION 9. Conditions of KBW’s Obligations. The obligations of KBW hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company and the Manager contained in this Agreement or in certificates of any officer of the Company and the Manager or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company and the Manager of their covenants and other obligations hereunder, and to the following further conditions:

(a) Opinions of Blackstone Counsel and Counsel to KBW. On or prior to the date that Securities are first sold pursuant to the terms of this Agreement, (i) the Company shall furnish to KBW the opinions, each addressed to KBW, of Blackstone Counsel, or other counsel selected by the Company, in form and substance reasonably satisfactory to KBW and its counsel, dated the date that the opinions are required to be delivered, substantially similar to the forms attached hereto as Exhibits D-1, D-2 and D-3 and (ii), unless waived by KBW, Counsel to KBW, or other counsel satisfactory to KBW, shall furnish to KBW a written opinion, in form and substance reasonably satisfactory to KBW, dated the date that the opinion is required to be delivered.

(b) Effectiveness of Registration Statement. The Registration Statement and any Rule 462(b) Registration Statement shall have become effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice (each as amended by a corresponding Acceptance, if applicable).

(c) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus that has not been filed or the Commission has not otherwise been satisfied in respect of its request; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening in writing, of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus, or any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Issuer Free Writing Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) No Misstatement or Material Omission. KBW shall not have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in KBW’s reasonable opinion is material, or omits to state a fact that in KBW’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(e) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

(f) Representation Certificates. KBW shall have received the certificates required to be delivered pursuant to Section 7(o) on or before the date on which delivery of such certificates are required pursuant to Section 7(o).

(g) Accountants’ Comfort Letters. KBW shall have received the Comfort Letters required to be delivered pursuant Section 7(q) on or before the date on which such delivery of such Comfort Letters is required pursuant to Section 7(q).

(h) Approval for Listing. The Placement Securities shall either have been (i) approved for listing on NYSE, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Securities on NYSE at, or prior to, the issuance of any Placement Notice.

(i) No Suspension. Trading in the Securities shall not have been suspended on the NYSE.

(j) Additional Documents. On each date on which the Company is required to deliver certificates pursuant to Section 7(o), Counsel to KBW, or other counsel satisfactory to KBW, shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(k) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424 under the Securities Act.

(l) Termination of Agreement. If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by KBW by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 8 hereof and except that, in the case of any termination of this Agreement, Sections 5, 10, 11 and 19 hereof shall survive such termination and remain in full force and effect.

SECTION 10. Indemnity and Contribution by the Company and KBW.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless KBW, its directors, officers, employees, affiliates and agents and each person who controls KBW within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Prospectus, or any Issuer Free Writing Prospectus, or in any amendment or supplement to any of the foregoing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of KBW specifically for inclusion therein, it being understood and agreed that the only such information furnished by KBW consists of the information described as such in subsection (b) below. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Indemnification by KBW. KBW agrees to indemnify and hold harmless the Company, its directors, each of the Company’s officers who signed the Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to KBW, but only with reference to written information relating to KBW furnished to the Company by or on behalf of KBW specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which KBW may otherwise have. The Company acknowledges that the following statements set forth in the Prospectus Supplement constitute the only information furnished in writing by or on behalf of KBW for inclusion in the Prospectus or any Issuer Free Writing Prospectus: (i) KBW’s name appearing on the front and back cover pages of the Prospectus Supplement and (ii) the second sentence of the second paragraph under the heading “Plan of Distribution” in the Prospectus Supplement.

(c) Notice and Related Matters. Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by the previous sentence effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement unless such failure to reimburse the indemnified party is based on a dispute with a good faith basis as to either the obligation of the indemnifying party arising under this Section 10 to indemnify the indemnified party or the amount of such obligation and the indemnifying party shall have notified the indemnified party of such good faith dispute prior to the date of such settlement. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) Contribution. In the event that the indemnity provided in paragraph (a) or (b) of this Section 10 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and KBW agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and KBW may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by KBW on the other from the offering of the Securities; provided, however, that in no case shall KBW be responsible for any amount in excess of the discounts and commissions, as the case may be, received by KBW pursuant to this Agreement. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and KBW shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of KBW on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by KBW shall be deemed to be equal to the total discounts and commissions, as the case may be, received by KBW pursuant to this Agreement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or by KBW on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and KBW agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10, each person who controls KBW within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate and agent of KBW shall have the same rights to contribution as KBW, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

SECTION 11. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company and the Manager or any of subsidiaries of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of KBW or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to KBW.

SECTION 12. Termination of Agreement.

(a) Termination; General. KBW may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of KBW, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Common Stock has been suspended or limited by the Commission or the NYSE, or if trading generally on the NYSE MKT, the NYSE or the Nasdaq Stock Market has been suspended or limited or minimum prices shall have been established on any of such exchanges, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Termination by the Company. The Company shall have the right, by giving three (3) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Upon termination of this Agreement pursuant to this Section 12(b), any outstanding Placement Notices (each as amended by the corresponding Acceptance, if applicable) shall also be terminated.

(c) Termination by KBW. KBW shall have the right, by giving three (3) day’s notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(d) Automatic Termination. Unless earlier terminated pursuant to this Section 12, this Agreement shall automatically terminate upon the issuance and sale of the Maximum Amount of Securities through the Agents on the terms and subject to the conditions set forth herein and in the Alternative Equity Distribution Agreements.

(e) Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(l), 12(a), (b), (c) or (d) above or otherwise by mutual agreement of the parties.

(f) Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by KBW or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.

(g) Liabilities. If this Agreement is terminated pursuant to this Section 12, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Section 5, Section 10, Section 11 and Section 19 hereof shall survive such termination and remain in full force and effect.

SECTION 13. Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to KBW shall be directed to KBW at Keefe, Bruyette & Woods, Inc., 787 7th Avenue, 4th Floor, New York, NY 10019, Facsimile: (212) 582-1592, Attention: Capital Markets, with a copy to General Counsel — Investment Banking and notices to the Company or the Manager shall be directed to Blackstone Mortgage Trust, Inc., Attention: Leon Volchyok and Douglas Armer (facsimile: (212) 665-0044) with a copy (which shall not constitute notice) to Simpson Thacher & Bartlett LLP, Attention: Edgar J. Lewandowski (facsimile: (212) 455-2502).

SECTION 14. Parties. This Agreement shall inure to the benefit of and be binding upon KBW, the Company, the Manager and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than KBW, the Company, the Manager and their respective successors and the controlling persons and officers and directors referred to in Section 10 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of KBW, the Company, the Manager and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from KBW shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. Adjustments for Stock Splits. The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Securities.

SECTION 16. Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

SECTION 17. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 18. Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior consent of KBW, and KBW represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission. Any such free writing prospectus consented to by KBW or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, and has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit F hereto are Permitted Free Writing Prospectuses.

SECTION 19. Absence of Fiduciary Relationship. Each of the Company and the Manager acknowledges and agrees that:

(a) KBW is acting solely as agent and/or principal in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company, the Manager or any of their respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and KBW, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not KBW has advised or is advising the Company or the Manager on other matters, and KBW has no obligation to the Company or the Manager with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b) the public offering price of the Securities was not established by KBW; it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) KBW has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(d) it is aware that KBW and its respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Manager and KBW has no obligation to disclose such interests and transactions to the Company or the Manager by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e) it waives, to the fullest extent permitted by law, any claims it may have against KBW for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that KBW shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company or the Manager, or employees or creditors of the Company or the Manager.

SECTION 20. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), KBW is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow KBW to properly identify its clients.

SECTION 21. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or e-mail transmission.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement by and among KBW, the Company and the Manager in accordance with its terms.

Very truly yours,

BLACKSTONE MORTGAGE TRUST, INC.

By:	/s/ Leon Volchyok
Name: Leon Volchyok
Title: Head of Legal and Compliance and Secretary

BXMT ADVISORS L.L.C.

By:	/s/ Leon Volchyok
Name: Leon Volchyok
Title: Managing Director

Signature Page to Equity Distribution Agreement

CONFIRMED AND ACCEPTED, as of the date first above written:

KEEFE, BRUYETTE & WOODS, INC.

By	/s/ Victor Sack
Authorized Signatory

Signature Page to Equity Distribution Agreement

EXHIBIT A

FORM OF PLACEMENT NOTICE

From:    [                    ]

Cc:        [                     ]

To:        [                     ]

Subject: Equity Distribution—Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement, dated November 14, 2018, by and among Blackstone Mortgage Trust, Inc. (the “Company”), BXMT Advisors L.L.C. and Keefe, Bruyette & Woods, Inc. (“KBW”) (the “Agreement”), I hereby request on behalf of the Company that KBW sell up to [    ] shares of the Company’s class A common stock, par value $0.01 per share, at a minimum market price of $[    ] per share.

[ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS THE MAXIMUM AGGREGATE OFFERING PRICE, THE TIME PERIOD IN WHICH SALES ARE REQUESTED TO BE MADE, SPECIFIC DATES THE SHARES MAY NOT BE SOLD ON, THE MANNER IN WHICH SALES ARE TO BE MADE BY KBW, AND/OR THE CAPACITY IN WHICH KBW MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT, OR BOTH)]

EXHIBIT B

AUTHORIZED INDIVIDUALS FOR PLACEMENT NOTICES AND ACCEPTANCES

EXHIBIT C

COMPENSATION

KBW shall be paid compensation equal to 1.75% (or such lower amount as otherwise mutually agreed upon by the Company and KBW from time to time) of the gross proceeds from the sales of Securities pursuant to the terms of this Agreement.

EXHIBIT D-1

FORM OF CORPORATE OPINION OF SIMPSON THACHER & BARTLETT LLP

D-1-1

EXHIBIT D-2

FORM OF NEGATIVE ASSURANCE STATEMENT OF SIMPSON THACHER & BARTLETT LLP

D-2-1

EXHIBIT D-3

FORM OF TAX OPINION OF SIMPSON THACHER & BARTLETT LLP

D-3-1

EXHIBIT D-4

FORM OF CORPORATE OPINION OF VENABLE LLP

D-4-1

EXHIBIT E-1

OFFICERS’ CERTIFICATE OF THE COMPANY

The undersigned                    and                     are the [Chief Financial Officer/Treasurer] and [Head of Legal and Compliance/Secretary], respectively, of Blackstone Mortgage Trust, Inc., a Maryland corporation (the “Company”). The undersigned hereby execute this Certificate in connection with that certain Equity Distribution Agreement, dated November 14, 2018 (the “Equity Distribution Agreement”), among the Company, BXMT Advisors L.L.C. and Keefe, Bruyette & Woods, Inc. Capitalized terms used herein without definition shall have the meanings given to such terms in the Equity Distribution Agreement.

Each of the undersigned, severally and not jointly, hereby certifies, in his respective capacity as an officer of the Company, and not in his individual capacity, that:

1.

The representations and warranties of the Company in the Equity Distribution Agreement are true and correct, as made on the date hereof, and the Company has complied with all of its obligations thereunder and satisfied all of the conditions on its part to be performed or satisfied at or prior to the date hereof;

2.

No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or threatened in writing under the Securities Act of 1933, as amended;

3.

Subsequent to the respective dates as of which information is given in the Registration Statement or the Prospectus, there has not been (A) any Material Adverse Effect, (B) any transaction that is material to the Company and its subsidiaries taken as a whole, (C) any obligation, direct or contingent, that is material to the Company and its subsidiaries, taken as a whole, incurred by the Company or its subsidiaries, (D) any change in the capital stock or outstanding indebtedness of the Company or any subsidiary of the Company that is material to the Company and its subsidiaries, taken as a whole, or (E) any loss or damage (whether or not insured) to the Company or its subsidiaries’ properties which has been sustained or will have been sustained which could reasonably be expected to have a Material Adverse Effect; and

4.

Each of Simpson Thacher & Bartlett LLP and Paul Hastings LLP is entitled to rely on this Certificate in connection with the opinion that each firm is rendering pursuant to the Equity Distribution Agreement.

[Signature Page Follows]

E-1-1

IN WITNESS WHEREOF, the undersigned have signed their names on this          day of                     .

BLACKSTONE MORTGAGE TRUST, INC.

By:
Name:
Title: [Chief Financial Officer/Treasurer]

By:
Name:
Title: [Head of Legal and Compliance/Secretary]

E-1-2

EXHIBIT E-2

OFFICERS’ CERTIFICATE OF THE MANAGER

The undersigned                        and                         are the [Chief Financial Officer/Treasurer] and [Managing Director/Chief Compliance Officer/Secretary], respectively, of BXMT Advisors L.L.C., a Delaware limited liability company (the “Manager”). The undersigned hereby execute this Certificate in connection with that certain Equity Distribution Agreement, dated November 14, 2018 (the “Equity Distribution Agreement”), among the Manager, Blackstone Mortgage Trust, Inc. and Keefe, Bruyette & Woods, Inc. Capitalized terms used herein without definition shall have the meanings given to such terms in the Equity Distribution Agreement.

Each of the undersigned, severally and not jointly, hereby certifies, in his respective capacity as an officer of the Company, and not in his individual capacity, that:

1.

The representations and warranties of the Manager in the Equity Distribution Agreement are true and correct, as made on the date hereof, and the Manager has complied with all of its obligations thereunder and satisfied all of the conditions on its part to be performed or satisfied at or prior to the date hereof;

2.	Subsequent to the respective dates as of which information is given in the Registration Statement or the Prospectus, there has not been any Manager Material Adverse Effect; and

3.

Each of Simpson Thacher & Bartlett LLP and Paul Hastings LLP is entitled to rely on this Certificate in connection with the opinion that each firm is rendering pursuant to the Equity Distribution Agreement.

[Signature Page Follows]

E-2-1

IN WITNESS WHEREOF, the undersigned have signed their names on this          day of                     .

BXMT ADVISORS L.L.C.

By:
Name:
Title: [Chief Financial Officer/Treasurer]

By:
Name:
Title: [Managing Director/Chief Compliance Officer/Secretary]

E-2-2

EXHIBIT F

ISSUER PRICING FREE WRITING PROSPECTUSES

None.

EXHIBIT G

QUALIFIED REIT SUBSIDIARIES

345-40 Partners, LLC

42-16 Partners, LLC

Capital Trust RE CDO 2004-1 Corp.

Capital Trust RE CDO Depositor Corp.

CT CDO 2004-1 Marcus Avenue Subsidiary LLC

Parlex 1 Finance, LLC

Parlex 2 Finance, LLC

Parlex 2A Finco, LLC

Parlex 3 Finance, LLC

Parlex 4 Finance, LLC

Parlex 5 Finco, LLC

Parlex 5 Ken Finco, LLC

Parlex 6 Finco, LLC

Parlex 7 Finco, LLC

Parlex 9 Finco, LLC

Parlex 10 Finco, LLC

Parlex 10 Lux EUR Finco, S.a r.l. (f.k.a. Parlex 6 Lux Finco, S.a.r.l.)

Parlex 10 Lux EUR Pledgeco, S.a r.l. (f.k.a. 345-Lux Partners, S.a.r.l.)

Parlex 10 Lux GBP Finco, S.a r.l.

Parlex 10 Lux GBP Pledgeco, S.a r.l.

EXHIBIT H

TAXABLE REIT SUBSIDIARIES

CT Legacy Cayman, Ltd.

Parlex 15 Lux EUR Pledgeco, S.a.r.l.

Victor Holdings I, LLC